                                                                    EXHIBIT 10.6

                               TERM PUT AGREEMENT
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          THIS AGREEMENT (this "Agreement") is made as of December 29, 1997, by
                                ---------
  and among Tuesday Morning Corporation, a Delaware corporation (the "Company"),
                                                                      -------
  Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership ("MDCP") and Lloyd L. Ross ("Executive"). Capitalized terms used herein and
    ----                       ---------
  not otherwise defined are defined in the Stockholders Agreement, dated as of the date hereof, by and between the Company, MDCP and the executives listed on
  Schedule I attached thereto.

          Executive and Tuesday Morning Acquisition Corp., a Delaware corporation ("Merger Sub"), are parties to a Subscription Agreement dated as
                ----------
  of the date hereof (the "Subscription Agreement"), pursuant to which Executive
                           ----------------------
  has acquired 207,149 shares of the common stock, par value $.01 per share, and 5,204.072 shares of the non-voting junior redeemable preferred stock, par value $.01 per share, of Merger Sub.

          Pursuant to that certain Agreement and Plan of Merger, dated as of September 12, 1997, by and among Tuesday Morning Corporation, a Delaware corporation (the "Pre-Merger Company"), Merger Sub and Madison Dearborn Partners
                  ------------------
II, L.P., a Delaware limited partnership and the general partner of MDCP, on the date hereof, (i) Merger Sub is merging with and into the Pre-Merger Company and the Company will continue as the surviving corporation and (ii) each share of the common stock and non-voting junior redeemable preferred stock of Merger Sub issued and outstanding immediately prior to the merger (including those shares acquired by Executive under the Subscription Agreement) is being converted into and becoming one fully paid and nonassessable share of the common stock, par value $.01 per share (the "Common Stock"), and non-voting junior redeemable
                           ------------
preferred stock, par value $.01 per share (the "Junior Preferred Stock"),
                                                ----------------------
respectively, of the Company.

          The parties hereto agree as follows:

          1.   Put.
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          (a)  On or after December 29, 1999, Executive may (but shall not be obligated to) require the Company to repurchase all (but not less than all) of the shares of Junior Preferred Stock then held by Executive and any Permitted Transferee of Executive (the "Put Securities") pursuant to the terms and
                              --------------
conditions in this Agreement (the "Put").
                                   ---

          (b) Executive may exercise the Put by delivering a written notice (the "Put Notice") to the Company and MDCP at any time after the Put has become
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exercisable.

          (c)  The purchase price (the "Put Price") for the Put Securities will
                                        ---------
be equal to the liquidation value plus any accrued but unpaid dividends thereon (computed as of the date of the Closing (defined below)).
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          (d)  The closing of the purchase of the Put Securities (the "Closing")
                                                                       -------
will take place on the date designated by the Company in a written notice to Executive, which date shall not be more than 90 days after the delivery of the Put Notice. If the Company is, for any reason, restricted from or otherwise unable to purchase the Put Securities within such time period, the Put
Securities shall be purchased by MDCP and the Closing will take place on the date designated by MDCP in a written notice to Executive, which date shall not be more than 120 days after the delivery of the Put Notice. At the Closing, the Company or MDCP, as the case may be, shall pay for the Put Securities by check or by wire transfer of immediately available funds.

          (e) Simultaneously with the Closing, Executive shall transfer or cause to be transferred all (but not less than all) of the shares of Common then held by Executive and any Permitted Transferee of Executive to the Company or MDCP, as the case may be, for no additional consideration.

          (f) The right of Executive to require the Company or MDCP to repurchase securities held by Executive and any Permitted Transferee of Executive will terminate immediately after the consummation of (i) a sale of the Company to an independent third party or group of independent third parties pursuant to which such party or parties acquire (A) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (B) all or substantially all of the Company's assets determined on a consolidated basis (other than as a result of a sale in a public offering registered under the 1933 Act of shares of the Company's Common Stock) or (ii) a Qualified Public Offering.

          2.   Assignment. Neither party may assign any obligations hereunder to
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any other party without the prior written consent of the other party; such consent shall not be unreasonably withheld. The assignor shall remain liable for the performance of any assignee.

          3.   Successors.  This Agreement and all the obligations and benefits
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hereunder shall inure to the successors and assigns of the parties.

          4.   Counterparts. This Agreement may be executed and delivered by
               ------------
each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement .

          5.   Entire Agreement; Modification; Governing Law. The terms and
               ---------------------------------------------
conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State

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of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.


                              *     *     *     *

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     IN WITNESS WHEREOF, the parties have executed this Term Put Agreement as of the date first written above.

                         TUESDAY MORNING CORPORATION


                         By:  ________________________________

                         Its: _________________________________


                         MADISON DEARBORN CAPITAL PARTNERS II, L.P.

                              By    Madison Dearborn Partners II, L.P.
                              Its General Partner

                                    By   Madison Dearborn Partners, Inc.
                                    Its General Partner

                                         By   __________________________
                                              Its Vice President



                         ____________________________________
                         LLOYD L. ROSS